EXHIBIT 99.2

2

3	Highlights
4	Customer Metrics
7	Financial Metrics
13	Capital Structure
14	Guidance
15	Contacts
16	Financial and Operational Tables

3

(1)AT&T Inc. historically does not disclose postpaid net account additions. Comcast and Charter do not disclose postpaid phone net customer additions. Industry leading claims are based on consensus expectations if results are not yet reported.
(2)Core Adjusted EBITDA and Adjusted Free Cash Flow are non-GAAP financial measures. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for these non-GAAP financial measures to the most directly comparable GAAP financial measures are provided in the Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures tables. We are not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect Net income, including, but not limited to, Income tax expense and Interest expense. Core Adjusted EBITDA should not be used to predict Net income as the difference between this measure and Net income is variable.

4

Postpaid Accounts (in thousands)

28,813
29,112
29,498
29,797
30,015
287
299
386
299
218
Q1 2023
Q2 2023
Q3 2023
Q4 2023
Q1 2024
Postpaid net account additions
Postpaid accounts

Year-Over-Year
Continued growth in Postpaid net accounts with a decrease in net additions primarily due to:
■Fewer High Speed Internet only additions due to the sunsetting of promotional pricing, as well as a higher mix of high speed internet customers from existing accounts

Sequential
Continued growth in Postpaid net accounts with a decrease in net additions primarily due to:
■Seasonally lower industry switching activity

Year-Over-Year
Postpaid ARPA increased 2% primarily due to:
■Higher premium services, primarily high-end rate plans, net of contra revenues for content included in such plans, and discounts for specific affinity groups (55+, military, and first responders)
■An increase in customers per account, including continued adoption of High Speed Internet
■Partially offset by increased promotional activity and an increase in High Speed Internet only accounts

Postpaid phone ARPU was relatively flat due to:
■Higher premium services, primarily high-end rate plans, net of contra revenues for content included in such plans, and discounts for specific affinity groups (55+, military, and first responders)
■Offset by increased promotional activity and growth in business customers with lower ARPU given larger account sizes

Sequential
Postpaid ARPA was relatively flat due to:
■An increase in customers per account, including continued adoption of High Speed Internet
■Higher premium services, primarily high-end rate plans, net of contra revenues for content included in such plans, and discounts for specific affinity groups (55+, military, and first responders)
■Mostly offset by increased promotional activity and an increase in High Speed Internet only accounts

Sequential
Postpaid phone ARPU was relatively flat due to:
■Increased promotional activity and growth in business customers with lower ARPU given larger account sizes
■Offset by higher premium services, primarily high-end rate plans, net of contra revenues for content included in such plans, and discounts for specific affinity groups (55+, military, and first responders)

Postpaid ARPA & Postpaid Phone ARPU

5

Postpaid Customers (in thousands)

93,525
95,086
96,312
98,052
99,272
1,293
1,561
1,226
1,570
1,220
755
801
376
636
688
538
760
850
934
532
Q1 2023
Q2 2023
Q3 2023
Q4 2023
Q1 2024
Postpaid phone net customer additions
Postpaid other net customer additions
Total postpaid customers

Year-Over-Year
Postpaid phone net customer additions slightly decreased primarily due to:
■Higher deactivations from a growing customer base
■Mostly offset by a lower churn rate and higher gross additions

Postpaid other net customer additions decreased primarily due to:
■Lower net additions from High Speed Internet and wearables
■Partially offset by higher net additions from other connected devices

Sequential
Postpaid phone net customer additions decreased due to:
■Seasonally lower gross additions
■Partially offset by seasonally lower churn

Postpaid other net customer additions increased primarily due to:
■Higher prior quarter deactivations of lower ARPU mobile internet devices in the educational sector
■Partially offset by seasonally lower net additions from wearables and lower High Speed Internet net additions

Year-Over-Year
Postpaid phone churn decreased 3 basis points primarily due to:
■Improved customer retention driven by value and network leadership

Sequential
Postpaid phone churn decreased 10 basis points primarily due to:
■Seasonally lower switching activity
■Rate plan optimizations in the prior quarter

Postpaid Phone Churn

6

Prepaid Customers (in thousands)

21,392
21,516
21,595
21,648
21,600
26
124
79
53
(48)
Q1 2023
Q2 2023
Q3 2023
Q4 2023
Q1 2024
Prepaid net customer additions (losses)
Prepaid customers

Year-Over-Year
Prepaid net customer additions (losses) decreased primarily due to:
■Lower gross additions, driven by continued moderation of prepaid industry growth and lower High Speed Internet additions

Sequential
Prepaid net customer additions (losses) decreased primarily due to:
■Lower gross additions

Year-Over-Year
High Speed Internet net customer additions decreased primarily due to:
■Increased deactivations from a growing customer base
■Lower gross additions driven by sunsetting of promotional pricing in order to maximize long-term value creation
■Partially offset by a lower churn rate

Sequential
High Speed Internet net customer additions decreased primarily due to:
■Lower gross additions driven by seasonality and the sunsetting of promotional pricing in order to maximize long-term value creation

High Speed Internet Customers (in thousands)

3,169
3,678
4,235
4,776
5,181
523
509
557
541
405
445
447
505
481
346
Q1 2023
Q2 2023
Q3 2023
Q4 2023
Q1 2024
Postpaid High Speed Internet net customer additions
Prepaid High Speed Internet net customer additions
High Speed Internet customers

7

Service Revenues ($ in millions)

Year-Over-Year
Service revenues increased 4% primarily due to:
■Increase in Postpaid service revenues
■Partially offset by a decrease in Wholesale and other service revenues, including the impact from the sale of the Wireline Business

Sequential
Service revenues were relatively flat primarily due to:
■Increase in Postpaid service revenues
■Mostly offset by a decrease in Wholesale and other service revenues

Year-Over-Year
Postpaid service revenues increased 6% primarily due to:
■Higher average postpaid accounts
■Higher postpaid ARPA

Sequential
Postpaid service revenues increased 1% primarily due to:
■Higher average postpaid accounts
■Higher postpaid ARPA

Postpaid Service Revenues ($ in millions)

$11,862
$12,070
$12,288
$12,472
$12,631
Q1 2023
Q2 2023
Q3 2023
Q4 2023
Q1 2024

8

Equipment Revenues ($ in millions)

$3,719
$3,572
$3,169
$3,100
$3,076
$3,023
$4,174
$4,131
$3,251
$3,216
Q1 2023
Q2 2023
Q3 2023
Q4 2023
Q1 2024
Equipment sales
Lease revenues

Year-Over-Year
Equipment revenues decreased 13% primarily due to:
■A decrease in the number of postpaid and prepaid devices sold, including lower upgrades
■Partially offset by a slightly higher average revenue per device sold, primarily driven by a shift in the high-end phone mix, which was mostly offset by an increase in promotions per postpaid device
■Additionally partially offset by higher liquidation revenue primarily due to a higher number of in-house liquidated devices, which included the transition of certain device recovery programs from external sources to in-house processing resulting in a change in presentation from Other revenues to Equipment revenues
■Lower lease revenues

Sequential
Equipment revenues decreased 22% primarily due to:
■Seasonally lower number of devices sold
■A lower average revenue per device sold due to a decrease in the high-end phone mix

Year-Over-Year
Cost of equipment sales, exclusive of Depreciation and Amortization (D&A), decreased 4% primarily due to:
■A decrease in the number of postpaid and prepaid devices sold, including lower upgrades
■Partially offset by a higher average cost per device sold, primarily driven by a shift in the high-end phone mix
■Additionally partially offset by higher liquidation costs primarily due to a higher number of in-house liquidated devices, including the impact from the transition of certain device recovery programs from external sources to in-house processing

Sequential
Cost of equipment sales, exclusive of D&A, decreased 22% primarily due to:
■Seasonally lower number of devices sold
■A lower average cost per device sold due to a decrease in the high-end phone mix

Cost of Equipment Sales, exclusive of D&A ($ in millions)

$4,588
$4,088
$4,249
$5,608
$4,399
128.4%
131.9%
140.6%
135.8%
136.8%
Q1 2023
Q2 2023
Q3 2023
Q4 2023
Q1 2024
Cost of Equipment sales, excl. D&A
% of Equipment sales, excl. D&A

9

Cost of Services, exclusive of D&A ($ in millions, % of Service revenues)

$3,061
$2,916
$2,886
$2,792
$2,688
$2,830
$2,720
$2,612
$2,646
$2,580
18.2%
17.3%
16.4%
16.5%
16.0%
Q1 2023
Q2 2023
Q3 2023
Q4 2023
Q1 2024
Cost of services, ex. D&A and Special Items
Merger-related costs
Other Special Items
% of Srvc revs, ex. D&A and Special Items

Year-Over-Year
Cost of services, exclusive of D&A, decreased 12% primarily due to:
■Lower costs due to the sale of the Wireline Business
■Lower employee costs primarily related to reduced headcount
■Lower Merger-related costs related to network decommissioning and integration, as well as higher Merger synergies

Sequential
Cost of services, exclusive of D&A, decreased 4% primarily due to:
■Lower Merger-related costs related to network decommissioning and integration

Year-Over-Year
SG&A expense decreased 5% primarily due to:
■Lower Merger-related costs, as well as higher Merger synergies
■Lower employee costs primarily related to reduced headcount
■Higher severance and restructuring expenses in the prior year
■Partially offset by higher legal expenses

Sequential
SG&A expense decreased 3% primarily due to:
■Seasonally lower advertising and other selling expenses
■Lower Merger-related costs
■Partially offset by higher legal expenses

Selling, General and Administrative (SG&A) Expense ($ in millions, % of Service revenues)

$5,425
$5,272
$5,334
$5,280
$5,138
$5,179
$5,138
$4,940
$5,164
$5,103
33.3%
32.6%
31.0%
32.2%
31.7%
Q1 2023
Q2 2023
Q3 2023
Q4 2023
Q1 2024
SG&A expense, ex. Special Items
Merger-related costs
Other Special Items
% of Srvc revs, ex. Special Items

10

Net Income ($ in millions, % of Service revenues)

Diluted Earnings Per Share (Diluted EPS)

$1.58
$1.86
$1.82
$1.67
$2.00
Q1 2023
Q2 2023
Q3 2023
Q4 2023
Q1 2024

Year-Over-Year
Net income was $2.4 billion and Diluted earnings per share was $2.00 in Q1 2024, compared to $1.9 billion and $1.58 in Q1 2023, primarily due to the factors described above and included the following, net of tax:
■Merger-related costs in Q1 2024 of $97 million, or $0.08 per share, compared to $268 million, or $0.22 per share, in Q1 2023

Sequential
Net income was $2.4 billion and Diluted earnings per share was $2.00 in Q1 2024, compared to $2.0 billion and $1.67 in Q4 2023, primarily due to the factors described above and included the following, net of tax:
■Merger-related costs in Q1 2024 of $97 million, or $0.08 per share, compared to $186 million, or $0.15 per share, in Q4 2023

11

Core Adjusted EBITDA* ($ in millions, % of Service revenues)
*Excludes Special Items (see detail on page 23)

Year-Over-Year
Core Adjusted EBITDA increased 8% primarily due to:
■Higher Service revenues
■Lower Cost of services, excluding Special Items
■Lower Cost of equipment sales, excluding Special Items
■Partially offset by lower Equipment revenues, excluding Lease revenues, and lower Other revenues

Sequential
Core Adjusted EBITDA increased 6% primarily due to:
■Lower Cost of equipment sales
■Partially offset by lower Equipment revenues, excluding Lease revenues

Year-Over-Year
Net cash provided by operating activities increased 25% primarily due to:
■Higher Net income, adjusted for non-cash income and expenses
■Lower net cash outflows from changes in working capital

Sequential
Net cash provided by operating activities increased 5% primarily due to:
■Higher Net income, adjusted for non-cash income and expenses
■Partially offset by higher net cash outflows from changes in working capital

The impact of net payments for Merger-related costs on Net cash provided by operating activities was $293 million in Q1 2024 compared to $416 million in Q4 2023 and $484 million in Q1 2023.

Net Cash Provided by Operating Activities ($ in millions)

12

Cash Purchases of Property and Equipment, incl. Capitalized Interest ($ in millions, % of Service revenues)

$3,001
$2,789
$2,424
$1,587
$2,627
19.3%
17.7%
15.2%
9.9%
16.3%
Q1 2023
Q2 2023
Q3 2023
Q4 2023
Q1 2024

Year-Over-Year
Cash purchases of property and equipment, including capitalized interest, decreased 12% primarily due to:
■Increased capital efficiencies from accelerated investments in our nationwide 5G network build-out in previous years

Sequential
Cash purchases of property and equipment, including capitalized interest, increased 66% primarily due to:
■Planned timing of capital purchases

Year-Over-Year
Adjusted Free Cash Flow increased 39% primarily due to:
■Higher Net cash provided by operating activities
■Lower Cash purchases of property and equipment
■Partially offset by lower proceeds related to securitization transactions, which were offset in Net cash provided by operating activities. There were no significant net cash proceeds during the quarter from securitization.

Sequential
Adjusted Free Cash Flow decreased 22% primarily due to:
■Higher Cash purchases of property and equipment
■Lower proceeds related to securitization transactions, which were offset in Net cash provided by operating activities. There were no significant Net cash proceeds during the quarter from securitization.
■Partially offset by higher Net cash provided by operating activities

The impact of net payments for Merger-related costs on Adjusted Free Cash Flow was $293 million in Q1 2024 compared to $416 million in Q4 2023 and $484 million in Q1 2023.

Adjusted Free Cash Flow ($ in millions)

13

Net Debt (Excluding Tower Obligations) & Net Debt to LTM Net Income and Core Adj. EBITDA Ratios ($ in billions)

Stockholder Returns ($ in millions)

$4,766
$3,525
$2,675
$2,988
$747
$2,241
$4,337
$769
$3,568
Q1 2023
Q2 2023
Q3 2023
Q4 2023
Q1 2024
Stock buybacks
Dividends paid

Total debt, excluding tower obligations, at the end of Q1 2024 was $80.6 billion.
Net debt, excluding tower obligations, at the end of Q1 2024 was $73.9 billion.

■On September 6, 2023, the Board of Directors authorized a stockholder return program for up to $19.0 billion that will run through December 31, 2024, consisting of additional repurchases of shares and payment of cash dividends.
■During Q1 2024, 21.9 million shares were repurchased for $3.6 billion.
■On a cumulative basis, as of March 31, 2024, a total of 136.2 million shares were repurchased for approximately $19.8 billion.
■During Q1 2024, the company paid a cash dividend of $0.65 per each share of common stock, or approximately $769 million, on March 14, 2024.
■The remaining authorization for stock repurchases and quarterly cash dividends through December 2024 is $11.7 billion, with the next dividend payable on June 13, 2024.

14

2024 Outlook

Metric	Previous	Revised	Change at Midpoint
Postpaid net customer additions	5.0 to 5.5 million	5.2 to 5.6 million	150 thousand
Net income (1)	N/A	N/A	N/A
Effective tax rate	24% to 26%	24% to 26%	No change
Core Adjusted EBITDA (2)	$31.3 to $31.9 billion	$31.4 to $31.9 billion	$50 million
Net cash provided by operating activities	$21.5 to $22.3 billion	$21.6 to $22.3 billion	$50 million
Capital expenditures (3)	$8.6 to $9.4 billion	$8.6 to $9.4 billion	No change
Adjusted Free Cash Flow (4)	$16.3 to $16.9 billion	$16.4 to $16.9 billion	$50 million

(1)We are not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP Net income, including, but not limited to, Income tax expense and Interest expense. Core Adjusted EBITDA should not be used to predict Net income as the difference between this measure and Net income is variable.
(2)Management uses Core Adjusted EBITDA as a measure to monitor the financial performance of our operations, excluding the impact of lease revenues from our related device financing programs. Our guidance ranges assume lease revenues of approximately $100 million for 2024.
(3)Capital expenditures means cash purchases of property and equipment, including capitalized interest.
(4)Adjusted Free Cash Flow guidance does not assume any material net cash inflows from securitization in 2024.

15

Investor Relations

Cathy Yao	Justin Taiber	Rob Brust
Senior Vice President	Senior Director	Senior Director
Investor Relations	Investor Relations	Investor Relations

Zach Witterstaetter	Rose Kopecky	Jacob Marks
Investor Relations	Investor Relations	Investor Relations
Manager	Manager	Manager

investor.relations@t-mobile.com
https://investor.t-mobile.com

16
T-Mobile US, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(in millions, except share and per share amounts)	March 31, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$6,708	$5,135
Accounts receivable, net of allowance for credit losses of $161 and $161	4,253	4,692
Equipment installment plan receivables, net of allowance for credit losses and imputed discount of $614 and $623	4,059	4,456
Inventory	1,521	1,678
Prepaid expenses	715	702
Other current assets	2,039	2,352
Total current assets	19,295	19,015
Property and equipment, net	39,286	40,432
Operating lease right-of-use assets	26,766	27,135
Financing lease right-of-use assets	3,180	3,270
Goodwill	12,234	12,234
Spectrum licenses	97,154	96,707
Other intangible assets, net	2,445	2,618
Equipment installment plan receivables due after one year, net of allowance for credit losses and imputed discount of $143 and $150	1,908	2,042
Other assets	4,000	4,229
Total assets	$206,268	$207,682
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$7,720	$10,373
Short-term debt	5,356	3,619
Deferred revenue	846	825
Short-term operating lease liabilities	3,443	3,555
Short-term financing lease liabilities	1,265	1,260
Other current liabilities	1,933	1,296
Total current liabilities	20,563	20,928
Long-term debt	71,361	69,903
Long-term debt to affiliates	1,496	1,496
Tower obligations	3,751	3,777
Deferred tax liabilities	14,187	13,458
Operating lease liabilities	27,827	28,240
Financing lease liabilities	1,163	1,236
Other long-term liabilities	3,846	3,929
Total long-term liabilities	123,631	122,039
Commitments and contingencies
Stockholders' equity
Common stock, par value $0.00001 per share, 2,000,000,000 shares authorized; 1,266,294,032 and 1,262,904,154 shares issued, 1,177,240,110 and 1,195,807,331 shares outstanding	—	—
Additional paid-in capital	67,786	67,705
Treasury stock, at cost, 89,053,922 and 67,096,823 shares issued	(12,982)	(9,373)
Accumulated other comprehensive loss	(926)	(964)
Retained earnings	8,196	7,347
Total stockholders' equity	62,074	64,715
Total liabilities and stockholders' equity	$206,268	$207,682

17
T-Mobile US, Inc.
Consolidated Statements of Comprehensive Income
(Unaudited)

	Three Months Ended
(in millions, except share and per share amounts)	March 31, 2024	December 31, 2023	March 31, 2023
Revenues
Postpaid revenues	$12,631	$12,472	$11,862
Prepaid revenues	2,403	2,433	2,417
Wholesale and other service revenues	1,062	1,138	1,267
Total service revenues	16,096	16,043	15,546
Equipment revenues	3,251	4,174	3,719
Other revenues	247	261	367
Total revenues	19,594	20,478	19,632
Operating expenses
Cost of services, exclusive of depreciation and amortization shown separately below	2,688	2,792	3,061
Cost of equipment sales, exclusive of depreciation and amortization shown separately below	4,399	5,608	4,588
Selling, general and administrative	5,138	5,280	5,425
Gain on disposal group held for sale	—	—	(42)
Depreciation and amortization	3,371	3,318	3,203
Total operating expenses	15,596	16,998	16,235
Operating income	3,998	3,480	3,397
Other expense, net
Interest expense, net	(880)	(849)	(835)
Other income, net	20	12	9
Total other expense, net	(860)	(837)	(826)
Income before income taxes	3,138	2,643	2,571
Income tax expense	(764)	(629)	(631)
Net income	$2,374	$2,014	$1,940

Net income	$2,374	$2,014	$1,940
Other comprehensive income, net of tax
Reclassification of loss from cash flow hedges, net of tax effect of $15, $14 and $14	43	42	40
Unrealized gain on foreign currency translation adjustment, net of tax effect of $0, $0 and $0	—	—	2
Actuarial loss, net of amortization, on pension and other postretirement benefits, net of tax effect of $(2), $(20) and $0	(5)	(57)	—
Other comprehensive income (loss)	38	(15)	42
Total comprehensive income	$2,412	$1,999	$1,982
Earnings per share
Basic	$2.00	$1.74	$1.59
Diluted	$2.00	$1.67	$1.58
Weighted-average shares outstanding
Basic	1,185,298,497	1,157,313,367	1,219,608,362
Diluted	1,189,092,019	1,205,014,105	1,224,604,698

18
T-Mobile US, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended
(in millions)	March 31, 2024	December 31, 2023	March 31, 2023
Operating activities
Net income	$2,374	$2,014	$1,940
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	3,371	3,318	3,203
Stock-based compensation expense	140	167	177
Deferred income tax expense	715	615	611
Bad debt expense	282	235	222
Losses from sales of receivables	21	30	38
Gain on remeasurement of disposal group held for sale	—	—	(13)
Changes in operating assets and liabilities
Accounts receivable	(416)	(1,210)	(1,268)
Equipment installment plan receivables	277	(393)	152
Inventory	170	15	129
Operating lease right-of-use assets	856	898	1,008
Other current and long-term assets	160	(435)	(142)
Accounts payable and accrued liabilities	(1,734)	412	(882)
Short- and long-term operating lease liabilities	(1,017)	(901)	(1,009)
Other current and long-term liabilities	(172)	70	(183)
Other, net	57	24	68
Net cash provided by operating activities	5,084	4,859	4,051
Investing activities
Purchases of property and equipment, including capitalized interest of $(9), $(10) and $(14)	(2,627)	(1,587)	(3,001)
Purchases of spectrum licenses and other intangible assets, including deposits	(61)	(785)	(73)
Proceeds from sales of tower sites	—	2	6
Proceeds related to beneficial interests in securitization transactions	890	1,031	1,345
Other, net	11	118	(5)
Net cash used in investing activities	(1,787)	(1,221)	(1,728)
Financing activities
Proceeds from issuance of long-term debt	3,473	—	3,013
Repayments of financing lease obligations	(327)	(313)	(306)
Repayments of long-term debt	(223)	(223)	(131)
Repurchases of common stock	(3,594)	(2,183)	(4,619)
Dividends on common stock	(769)	(747)	—
Tax withholdings on share-based awards	(192)	(30)	(187)
Other, net	(34)	(34)	(43)
Net cash used in financing activities	(1,666)	(3,530)	(2,273)
Change in cash and cash equivalents, including restricted cash and cash held for sale	1,631	108	50
Cash and cash equivalents, including restricted cash and cash held for sale
Beginning of period	5,307	5,199	4,674
End of period	$6,938	$5,307	$4,724

19
T-Mobile US, Inc.
Condensed Consolidated Statements of Cash Flows (Continued)
(Unaudited)

	Three Months Ended
(in millions)	March 31, 2024	December 31, 2023	March 31, 2023
Supplemental disclosure of cash flow information
Interest payments, net of amounts capitalized	$896	$895	$840
Operating lease payments	1,344	1,228	1,314
Income tax payments	7	23	27
Non-cash investing and financing activities
Non-cash beneficial interest obtained in exchange for securitized receivables	$661	$842	$1,119
Change in accounts payable and accrued liabilities for purchases of property and equipment	(894)	336	(329)
Operating lease right-of-use assets obtained in exchange for lease obligations	487	465	439
Financing lease right-of-use assets obtained in exchange for lease obligations	263	263	239

20
T-Mobile US, Inc.
Supplementary Operating and Financial Data
(Unaudited)

	Quarter
(in thousands)	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024
Customers, end of period
Postpaid phone customers (1)	73,372	74,132	74,982	75,936	76,468
Postpaid other customers (1)	20,153	20,954	21,330	22,116	22,804
Total postpaid customers	93,525	95,086	96,312	98,052	99,272
Prepaid customers	21,392	21,516	21,595	21,648	21,600
Total customers	114,917	116,602	117,907	119,700	120,872
Adjustments to customers (1)	—	—	—	170	—
(1)In the fourth quarter of 2023, we recognized an additional base adjustment to increase postpaid phone customers by 20,000 and increase postpaid other customers by 150,000 due to fewer customers than expected whose service was deactivated as a result of the network shutdowns.

	Quarter
(in thousands)	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024
Net customer additions (losses)
Postpaid phone customers	538	760	850	934	532
Postpaid other customers	755	801	376	636	688
Total postpaid customers	1,293	1,561	1,226	1,570	1,220
Prepaid customers	26	124	79	53	(48)
Total net customer additions	1,319	1,685	1,305	1,623	1,172

Migrations from prepaid to postpaid plans	145	140	155	170	145

	Quarter
	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024
Churn
Postpaid phone churn	0.89%	0.77%	0.87%	0.96%	0.86%
Prepaid churn	2.76%	2.62%	2.81%	2.86%	2.75%

	Quarter
	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024
Postpaid upgrade rate
Postpaid device upgrade rate	3.2%	2.6%	2.7%	3.2%	2.4%

21
T-Mobile US, Inc.
Supplementary Operating and Financial Data
(Unaudited)

	Quarter
(in thousands)	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024
Accounts, end of period
Total postpaid customer accounts	28,813	29,112	29,498	29,797	30,015

	Quarter
(in thousands)	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024
Net account additions
Postpaid net account additions	287	299	386	299	218

	Quarter
(in thousands)	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024
High speed internet customers, end of period
Postpaid high speed internet customers	2,855	3,302	3,807	4,288	4,634
Prepaid high speed internet customers	314	376	428	488	547
Total high speed internet customers, end of period	3,169	3,678	4,235	4,776	5,181

	Quarter
(in thousands)	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024
High speed internet - net customer additions
Postpaid high speed internet customers	445	447	505	481	346
Prepaid high speed internet customers	78	62	52	60	59
Total high speed internet net customer additions	523	509	557	541	405

	Quarter
(in millions)	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024
Device financing - equipment installment plans
Gross EIP financed	$3,335	$2,858	$3,116	$4,275	$3,218
EIP billings	3,871	3,732	3,622	3,829	3,880
EIP receivables, net	7,262	6,745	6,349	6,498	5,967

Device financing - leased devices
Lease revenues	$147	$69	$53	$43	$35
Leased device depreciation	58	46	37	29	22

	Quarter
(in dollars)	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024
Operating measures
Postpaid ARPA	$138.04	$138.94	$139.83	$140.23	$140.88
Postpaid phone ARPU	48.63	48.84	48.93	48.91	48.79
Prepaid ARPU	37.98	37.98	38.18	37.55	37.18

22
T-Mobile US, Inc.
Supplementary Operating and Financial Data (continued)
(Unaudited)

	Quarter
(in millions, except percentages)	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024
Financial measures

Service revenues	$15,546	$15,738	$15,914	$16,043	$16,096

Equipment revenues	$3,719	$3,169	$3,076	$4,174	$3,251
Lease revenues	147	69	53	43	35
Equipment sales	$3,572	$3,100	$3,023	$4,131	$3,216

Total revenues	$19,632	$19,196	$19,252	$20,478	$19,594

Net income	$1,940	$2,221	$2,142	$2,014	$2,374
Net income margin	12.5%	14.1%	13.5%	12.6%	14.7%

Adjusted EBITDA	$7,199	$7,405	$7,600	$7,224	$7,652
Adjusted EBITDA margin	46.3%	47.1%	47.8%	45.0%	47.5%
Core Adjusted EBITDA	$7,052	$7,336	$7,547	$7,181	$7,617
Core Adjusted EBITDA margin	45.4%	46.6%	47.4%	44.8%	47.3%

Cost of services, exclusive of depreciation and amortization	$3,061	$2,916	$2,886	$2,792	$2,688
Merger-related costs	208	178	120	146	107
Other Special Items	23	18	154	—	1
Cost of services, excluding depreciation and amortization and Special Items	$2,830	$2,720	$2,612	$2,646	$2,580

Cost of equipment sales, exclusive of depreciation and amortization	$4,588	$4,088	$4,249	$5,608	$4,399
Merger-related recoveries	(9)	—	(3)	—	—
Cost of equipment sales, excluding depreciation and amortization and Special Items	$4,597	$4,088	$4,252	$5,608	$4,399

Selling, general and administrative	$5,425	$5,272	$5,334	$5,280	$5,138
Merger-related costs	159	98	35	102	23
Other Special Items	87	36	359	14	12
Selling, general and administrative, excluding Special Items	$5,179	$5,138	$4,940	$5,164	$5,103

Total bad debt expense and losses from sales of receivables	$260	$264	$274	$265	$303
Bad debt and losses from sales of receivables as a percentage of Total revenues	1.3%	1.4%	1.4%	1.3%	1.5%

Cash purchases of property and equipment including capitalized interest	$3,001	$2,789	$2,424	$1,587	$2,627
Capitalized interest	14	14	66	10	9

Net cash proceeds from securitization	$(29)	$(31)	$(33)	$(21)	$(29)

Net cash payments for Merger-related costs	$484	$728	$345	$416	$293

	Quarter
(in millions, except share and per share amounts)	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024
Stockholder returns
Total repurchases	$4,766	$3,525	$2,675	$2,241	$3,568
Total shares repurchased	32,963,940	25,183,838	19,313,159	15,464,107	21,933,790
Average purchase price per share	$144.57	$140.00	$138.48	$144.95	$162.69
Total dividends paid	$—	$—	$—	$747	$769
Dividends per share	—	—	—	0.65	0.65
Total stockholder returns	$4,766	$3,525	$2,675	$2,988	$4,337
Cumulative stockholder returns	$7,766	$11,291	$13,966	$16,954	$21,291

23
T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

This Investor Factbook includes non-GAAP financial measures. The non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for the non-GAAP financial measures to the most directly comparable GAAP financial measures are provided below. T-Mobile is not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP net income, including, but not limited to, Income tax expense and Interest expense. Adjusted EBITDA and Core Adjusted EBITDA should not be used to predict Net income, as the difference between either of these measures and Net income is variable.

Adjusted EBITDA and Core Adjusted EBITDA are reconciled to Net income as follows:

	Quarter
(in millions, except percentages)	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024
Net income	$1,940	$2,221	$2,142	$2,014	$2,374
Adjustments:
Interest expense, net	835	861	790	849	880
Other income, net	(9)	(6)	(41)	(12)	(20)
Income tax expense	631	717	705	629	764
Operating income	3,397	3,793	3,596	3,480	3,998
Depreciation and amortization	3,203	3,110	3,187	3,318	3,371
Stock-based compensation (1)	173	155	152	164	140
Merger-related costs	358	276	152	248	130
Legal-related (recoveries) expenses, net (2)	(43)	—	—	1	—
(Gain) loss on disposal group held for sale	(42)	17	—	—	—
Other, net (3)	153	54	513	13	13
Adjusted EBITDA	7,199	7,405	7,600	7,224	7,652
Lease revenues	(147)	(69)	(53)	(43)	(35)
Core Adjusted EBITDA	$7,052	$7,336	$7,547	$7,181	$7,617
Net income margin (Net income divided by Service revenues)	12.5%	14.1%	13.5%	12.6%	14.7%
Adjusted EBITDA margin (Adjusted EBITDA divided by Service revenues)	46.3%	47.1%	47.8%	45.0%	47.5%
Core Adjusted EBITDA margin (Core Adjusted EBITDA divided by Service revenues)	45.4%	46.6%	47.4%	44.8%	47.3%
(1)Stock-based compensation includes payroll tax impacts and may not agree to stock-based compensation expense in the Condensed Consolidated Financial Statements. Additionally, certain stock-based compensation expenses associated with the Sprint Merger have been included in Merger-related costs.
(2)Legal-related (recoveries) expenses, net, consists of the settlement of certain litigation associated with the August 2021 cyberattack and is presented net of insurance recoveries.
(3)Other, net, primarily consists of certain severance, restructuring and other expenses, gains and losses, including severance and related costs associated with the August 2023 workforce reduction, not directly attributable to the Merger which are not reflective of T-Mobile’s core business activities and are, therefore, excluded from Adjusted EBITDA and Core Adjusted EBITDA.

24
T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures (continued)
(Unaudited)

Net debt (excluding tower obligations) to the LTM Net income, LTM Adjusted EBITDA and LTM Core Adjusted EBITDA ratios are calculated as follows:

(in millions, except net debt ratios)	Mar 31, 2023	Jun 30, 2023	Sep 30, 2023	Dec 31, 2023	Mar 31, 2024
Short-term debt	$5,215	$7,731	$3,437	$3,619	$5,356
Short-term financing lease liabilities	1,180	1,220	1,286	1,260	1,265
Long-term debt	68,035	68,646	70,365	69,903	71,361
Long-term debt to affiliates	1,495	1,495	1,496	1,496	1,496
Financing lease liabilities	1,284	1,254	1,273	1,236	1,163
Less: Cash and cash equivalents	(4,540)	(6,647)	(5,030)	(5,135)	(6,708)
Net debt (excluding tower obligations)	$72,669	$73,699	$72,827	$72,379	$73,933
Divided by: Last twelve months Net income	$3,817	$6,146	$7,780	$8,317	$8,751
Net debt (excluding tower obligations) to LTM Net income Ratio	19.0	12.0	9.4	8.7	8.4
Divided by: Last twelve months Adjusted EBITDA	$28,070	$28,471	$29,032	$29,428	$29,881
Net debt (excluding tower obligations) to LTM Adjusted EBITDA Ratio	2.6	2.6	2.5	2.5	2.5
Divided by: Last twelve months Core Adjusted EBITDA	$26,980	$27,698	$28,517	$29,116	$29,681
Net debt (excluding tower obligations) to LTM Core Adjusted EBITDA Ratio	2.7	2.7	2.6	2.5	2.5

Adjusted Free Cash Flow is calculated as follows:

	Quarter
(in millions, except percentages)	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024
Net cash provided by operating activities	$4,051	$4,355	$5,294	$4,859	$5,084
Cash purchases of property and equipment, including capitalized interest	(3,001)	(2,789)	(2,424)	(1,587)	(2,627)
Proceeds from sales of tower sites	6	2	2	2	—
Proceeds related to beneficial interests in securitization transactions	1,345	1,309	1,131	1,031	890
Adjusted Free Cash Flow	$2,401	$2,877	$4,003	$4,305	$3,347
Net cash provided by operating activities margin	26.1%	27.7%	33.3%	30.3%	31.6%
Adjusted Free Cash Flow margin	15.4%	18.3%	25.2%	26.8%	20.8%

25
T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures (continued)
(Unaudited)

The current guidance range for Adjusted Free Cash Flow is calculated as follows:

	FY 2024
(in millions)	Guidance Range
Net cash provided by operating activities	$21,600	$22,300
Cash purchases of property and equipment, including capitalized interest	(8,600)	(9,400)
Proceeds related to beneficial interests in securitization transactions (1)	3,400	4,000
Adjusted Free Cash Flow	$16,400	$16,900
(1)Adjusted Free Cash Flow guidance does not assume any material net cash inflows from securitization in 2024.

The previous guidance range for Adjusted Free Cash Flow was calculated as follows:

	FY 2024
(in millions)	Guidance Range
Net cash provided by operating activities	$21,500	$22,300
Cash purchases of property and equipment, including capitalized interest	(8,600)	(9,400)
Proceeds related to beneficial interests in securitization transactions (1)	3,400	4,000
Adjusted Free Cash Flow	$16,300	$16,900
(1)Adjusted Free Cash Flow guidance does not assume any material net cash inflows from securitization in 2024.

26
Definitions of Terms

Operating and financial measures are utilized by T-Mobile’s management to evaluate its operating performance and, in certain cases, its ability to meet liquidity requirements. Although companies in the wireless industry may not define measures in precisely the same way, T-Mobile believes the measures facilitate key operating performance comparisons with other companies in the wireless industry to provide management, investors and analysts with useful information to assess and evaluate past performance and assist in forecasting future performance.
1.Account - A billing account number that generates revenue. Postpaid accounts generally consist of customers that are qualified for postpaid service utilizing phones, High Speed Internet modems, mobile internet devices, including tablets and hotspots, wearables, DIGITS or other connected devices, including SyncUP and IoT, where they generally pay after receiving service.
2.Customer - A SIM number with a unique T-Mobile identifier which is associated with an account that generates revenue. Customers are qualified either for postpaid service utilizing phones, High Speed Internet modems, mobile internet devices, including tablets and hotspots, wearables, DIGITS or other connected devices, including SyncUP and IoT, where they generally pay after receiving service, or prepaid service, where they generally pay in advance of receiving service.
3.Churn - The number of customers whose service was deactivated as a percentage of the average number of customers during the specified period further divided by the number of months in the period. The number of customers whose service was deactivated is presented net of customers that subsequently have their service restored within a certain period of time and excludes customers who received service for less than a certain minimum period of time.
4.Postpaid Average Revenue Per Account (Postpaid ARPA) - Average monthly postpaid service revenue earned per account. Postpaid service revenues for the specified period divided by the average number of postpaid accounts during the period, further divided by the number of months in the period.
Average Revenue Per User (ARPU) - Average monthly service revenue earned per customer. Service revenues for the specified period divided by the average number of customers during the period, further divided by the number of months in the period.
Postpaid phone ARPU excludes postpaid other customers and related revenues.
Service revenues - Postpaid, including handset insurance, prepaid, wholesale and other service revenues.
5.Cost of services - Costs directly attributable to providing wireless service through the operation of T-Mobile’s network, including direct switch and cell site costs, such as rent, network access and transport costs, utilities, maintenance, associated labor costs, long distance costs, regulatory program costs, roaming fees paid to other carriers and data content costs.
Cost of equipment sales - Costs of devices and accessories sold to customers and dealers, device costs to fulfill insurance and warranty claims, write-downs of inventory related to shrinkage and obsolescence, and shipping and handling costs.
Selling, general and administrative expenses - Costs not directly attributable to providing wireless service for the operation of sales, customer care and corporate activities. These include all commissions paid to dealers and retail employees for activations and upgrades, labor and facilities costs associated with retail sales force and administrative space, marketing and promotional costs, customer support and billing, bad debt expense and administrative support activities.
6.Net income margin - Net income divided by Service revenues.
7.Adjusted EBITDA and Core Adjusted EBITDA - Adjusted EBITDA represents earnings before Interest expense, net of Interest income, Income tax expense, Depreciation and amortization, stock-based compensation and Special Items. Core Adjusted EBITDA represents Adjusted EBITDA less device lease revenues. Core Adjusted EBITDA and Adjusted EBITDA are non-GAAP financial measures utilized by T-Mobile’s management to monitor the financial performance of our operations. T-Mobile historically used Adjusted EBITDA and T-Mobile currently uses Core Adjusted EBITDA internally as a measure to evaluate and compensate its personnel and management for their performance. T-Mobile uses Adjusted EBITDA and Core Adjusted EBITDA as benchmarks to evaluate its operating performance in comparison to competitors. Management believes analysts and investors use Core Adjusted EBITDA and Adjusted EBITDA as supplemental measures to evaluate overall operating performance and to facilitate comparisons with other wireless communications services companies because they are indicative of T-Mobile’s ongoing operating performance and trends by excluding the impact of Interest expense from financing, non-cash depreciation and amortization from capital investments, non-cash stock-based compensation and Special Items. Management believes analysts and investors use Core Adjusted EBITDA because it normalizes for the transition in the company’s device financing strategy, by excluding the impact of device lease revenues from Adjusted EBITDA, to align with the related depreciation expense on leased devices, which is excluded from the definition of Adjusted EBITDA. Core Adjusted EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as a substitute for Income from operations, Net income or any other measure of financial performance reported in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).
8.Special Items - Certain expenses, gains, and losses which are not reflective of our ongoing performance. Special Items include Merger-related costs, gain on disposal groups held for sale, certain legal-related recoveries and expenses, restructuring costs not directly attributable to the Merger (including severance), and other non-core gains and losses.
9.Adjusted EBITDA margin and Core Adjusted EBITDA margin - Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Service revenues. Core Adjusted EBITDA margin is calculated as Core Adjusted EBITDA divided by Service revenues. Adjusted EBITDA margin and Core Adjusted EBITDA margin are non-GAAP financial measures utilized by T-Mobile’s management to monitor the financial performance of our operations.
10.Net cash provided by operating activities margin - Net cash provided by operating activities margin is calculated as Net cash provided by operating activities divided by Service revenues.
11.Adjusted Free Cash Flow - Net cash provided by operating activities less cash payments for purchases of property and equipment, plus proceeds from sales of tower sites and proceeds related to beneficial interests in securitization transactions and less Cash payments for debt prepayment or debt extinguishment costs. Adjusted Free Cash Flow is utilized by T-Mobile’s management, investors, and analysts of our financial information to evaluate cash available to pay debt, repurchase shares, pay dividends and provide further investment in the business.
12.Adjusted Free Cash Flow margin - Adjusted Free Cash Flow margin is calculated as Adjusted Free Cash Flow divided by Service revenues. Adjusted Free Cash Flow Margin is utilized by T-Mobile’s management, investors, and analysts to evaluate the company’s ability to convert service revenue efficiently into cash available to pay debt, repurchase shares, pay dividends and provide further investment in the business.

27
13.Net debt - Short-term debt, short-term debt to affiliates, long-term debt (excluding tower obligations), and long-term debt to affiliates, short-term financing lease liabilities and financing lease liabilities, less cash and cash equivalents.
14.Merger-related costs include:
•Integration costs to achieve efficiencies in network, retail, information technology and back office operations, migrate customers to the T-Mobile network and billing systems and the impact of legal matters assumed as part of the Merger;
•Restructuring costs, including severance, store rationalization and network decommissioning; and
•Transaction costs, including legal and professional services related to the completion of the Merger and the acquisitions of affiliates.

28
Cautionary Statement Regarding Forward-Looking Statements

This communication includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including information concerning T-Mobile US, Inc.’s future results of operations, are forward-looking statements. These forward-looking statements are generally identified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “could” or similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties and may cause actual results to differ materially from the forward-looking statements. Important factors that could affect future results and cause those results to differ materially from those expressed in the forward-looking statements include, among others, the following: competition, industry consolidation and changes in the market for wireless communications services and other forms of connectivity; criminal cyberattacks, disruption, data loss or other security breaches; our inability to take advantage of technological developments on a timely basis; our inability to retain or motivate key personnel, hire qualified personnel or maintain our corporate culture; system failures and business disruptions, allowing for unauthorized use of or interference with our network and other systems; the scarcity and cost of additional wireless spectrum, and regulations relating to spectrum use; the impacts of the actions we have taken and conditions we have agreed to in connection with the regulatory proceedings and approvals of the Transactions (as defined below), including the acquisition by DISH Network Corporation (“DISH”) of the prepaid wireless business operated under the Boost Mobile and Sprint prepaid brands (excluding the Assurance brand Lifeline customers and the prepaid wireless customers of Shenandoah Personal Communications Company LLC and Swiftel Communications, Inc.), including customer accounts, inventory, contracts, intellectual property and certain other specified assets, and the assumption of certain related liabilities (collectively, the “Prepaid Transaction”), the complaint and proposed final judgment agreed to by us, Deutsche Telekom AG (“DT”), Sprint Corporation, now known as Sprint LLC (“Sprint”), SoftBank Group Corp. (“SoftBank”) and DISH with the U.S. District Court for the District of Columbia, which was approved by the Court on April 1, 2020, the proposed commitments filed with the Secretary of the Federal Communications Commission (“FCC”), which we announced on May 20, 2019, certain national security commitments and undertakings, and any other commitments or undertakings entered into, including, but not limited to, those we have made to certain states and nongovernmental organizations (collectively, the “Government Commitments”), and the challenges in satisfying the Government Commitments in the required time frames and the significant cumulative costs incurred in tracking and monitoring compliance over multiple years; adverse economic, political or market conditions in the U.S. and international markets, including changes resulting from increases in inflation or interest rates, supply chain disruptions and impacts of geopolitical instability, such as the Ukraine-Russia war and Israel-Hamas war; sociopolitical volatility and polarization; our inability to manage the ongoing commercial services arrangements entered into in connection with the Prepaid Transaction, and known or unknown liabilities arising in connection therewith; the timing and effects of any future acquisition, divestiture, investment, or merger involving us; any disruption or failure of our third parties (including key suppliers) to provide products or services for the operation of our business; our substantial level of indebtedness and our inability to service our debt obligations in accordance with their terms; changes in the credit market conditions, credit rating downgrades or an inability to access debt markets; the risk of future material weaknesses we may identify, or any other failure by us to maintain effective internal controls, and the resulting significant costs and reputational damage; any changes in regulations or in the regulatory framework under which we operate; laws and regulations relating to the handling of privacy and data protection; unfavorable outcomes of and increased costs from existing or future regulatory or legal proceedings; difficulties in protecting our intellectual property rights or if we infringe on the intellectual property rights of others; our offering of regulated financial services products and exposure to a wide variety of state and federal regulations; new or amended tax laws or regulations or administrative interpretations and judicial decisions affecting the scope or application of tax laws or regulations; our wireless licenses, including those controlled through leasing agreements, are subject to renewal and may be revoked; our exclusive forum provision as provided in our Certificate of Incorporation; interests of DT, our controlling stockholder, which may differ from the interests of other stockholders; the dollar amount authorized for our 2023-2024 Stockholder Return Program may not be fully utilized, and our share repurchases and dividend payments pursuant thereto may fail to have the desired impact on stockholder value; future sales of our common stock by DT and SoftBank and our inability to attract additional equity financing outside the United States due to foreign ownership limitations by the FCC; and other risks as disclosed in our most recent annual report on Form 10-K, 10-Q and other filings with the Securities and Exchange Commission. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward- looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law.

About T-Mobile US, Inc.

T-Mobile US, Inc. (NASDAQ: TMUS) is America’s supercharged Un-carrier, delivering an advanced 4G LTE and transformative nationwide 5G network that will offer reliable connectivity for all. T-Mobile’s customers benefit from its unmatched combination of value and quality, unwavering obsession with offering them the best possible service experience and undisputable drive for disruption that creates competition and innovation in wireless and beyond. Based in Bellevue, Wash., T-Mobile provides services through its subsidiaries and operates its flagship brands, T-Mobile and Metro by T-Mobile. For more information please visit: http://www.t-mobile.com.